UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2024

VSEE HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41015	86-2970927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

980 N Federal Hwy #304 Boca Raton, Florida	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (754) 231-1688

Digital Health Acquisition Corp.

980 N Federal Hwy #304

Boca Raton, Florida+ 33432

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VSEE	The Nasdaq Stock Market LLC
Warrants, which entitles the holder to purchase one (1) share of common stock at a price of $11.50 per whole share	VSEEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On July 17, 2024, the Board of Directors (the “Board”) of VSee Health, Inc. (the “Company”) voted to increase the size of the Board from five to seven members, and to appoint Cydonii V. Fairfax and David L. Wickersham as new Class III directors to fill the vacancies created by such increase, with such appointments effective July 17, 2024. The Board appointed Ms. Fairfax to be a member of the Audit Committee of the Board and chair of the Nominating Committee of the Board. The Board appointed Mr. Wickersham to be chair of the Compensation Committee of the Board.

Cydonii V. Fairfax is the Executive Vice President and General Counsel of the Metropolitan Transit Authority of Harris County, Texas (“Metro”). Prior to becoming Executive Vice President and General Counsel of Metro, Ms. Fairfax served as Senior Vice President and Deputy General Counsel of American Capital, Ltd. (NASDAQ: ACAS), a publicly-traded private equity firm and global asset manager. Ms. Fairfax holds a Bachelors of Science degree in Finance from University of Maryland and a Juris Doctor from Harvard Law School.

There are no arrangements or understandings between Ms. Fairfax and any other person pursuant to which she was appointed to serve as a director on the Board and Ms. Fairfax does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Ms. Fairfax and any director or executive officer of the Company.

David L. Wickersham is the Chief Executive Officer and Founder of Progressive Pipeline Management. Mr. Wickersham has over twenty-five years of experience in emergency response management and utility infrastructure rehabilitation. Mr. Wickersham holds a Bachelors of Science degree in Marine Transportation from the U.S. Merchant Marine Academy.

There are no arrangements or understandings between Mr. Wickerman and any other person pursuant to which he was appointed to serve as a director on the Board. On March 28, 2024, iDoc Virtual Telehealth Solutions, Inc., a Texas corporation (“iDoc”) and a wholly owned subsidiary of the Company, issued and sold a secured convertible promissory note in the principal amount of two hundred twenty four thousand ($224,000) (the “Note”) to Mr. Wickersham. The Note was fully satisfied and paid off by the issuance of 114,000 shares of the Company common stock to Mr. Wickerman on the maturity date. Other than the aforementioned, Mr. Wickerman does not have other direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Wickerman and any director or executive officer of the Company.

The Board determined that both newly appointed directors are “independent” as defined by Nasdaq rules but has not yet determined the compensation of the newly appointed directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2024	VSEE HEALTH, INC.

	By:	/s/ Imoigele Aisiku
	Name:	Imoigele Aisiku
	Title:	Co-Chief Executive Officer